UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 E Campbell Ave, Suite 107-D Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SMLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company                  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

EXPLANATORY NOTE

On January 16, 2026, Strive, Inc., a Nevada corporation, or Strive, completed the previously announced acquisition of Semler Scientific, Inc., a Delaware corporation, or Semler Scientific, pursuant to the Agreement and Plan of Merger, dated as of September 22, 2025 as amended December 3, 2025, or the Merger Agreement, by and among Strive, Strive Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Strive, or Merger Sub, and Semler Scientific. Pursuant to the Merger Agreement, Merger Sub merged with and into Semler Scientific, with Semler Scientific surviving as a wholly owned subsidiary of Strive, or the Merger.

The Merger Agreement and the transactions contemplated thereby, including the Merger, were previously described in the Registration Statement on Form S-4 (Registration No. 333-290842) filed by Strive with the Securities and Exchange Commission, or the SEC, on October 10, 2025, and as amended, the Registration Statement, and the definitive information statement/proxy statement/prospectus of Semler Scientific, dated as of December 5, 2025 and filed with the SEC on such date.

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in its current report on Form 8-K filed on January 28, 2025, on January 28, 2025, Semler Scientific completed its previously announced private offering of $100.0 million aggregate principal amount of its 4.25% Convertible Senior Notes due 2030, or the Notes, which were issued pursuant to an indenture, dated January 28, 2025, or the Indenture, between Semler Scientific and U.S. Bank Trust Company, National Association, as trustee.

Upon the completion of the Merger, Semler Scientific, Strive and U.S Trust Company, National Association, as trustee, entered into a supplemental indenture, dated January 16, 2026, or the Supplemental Indenture, to the Indenture, to provide that as of the effective time of the Merger, or the Effective Time, the right of the holders of the Notes that were outstanding as of the Effective Time to convert each $1,000 principal amount of such Notes into shares of common stock of Semler Scientific, par value $0.001 per share, or Semler Common Stock, was changed into a right to convert such principal amount of Notes into the number of shares of Strive’s Class A common stock, par value $0.001 per share, or Strive Common Stock, that a holder of a number of shares of Semler Common Stock equal to the Conversion Rate (as defined in the Indenture) immediately prior to the Effective Time would have been entitled to receive upon the completion of the Merger; provided that, at and after the Effective Time (A) Semler will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of the Notes in accordance with the terms of the Indenture, (B) any amount payable in cash upon conversion of the Notes in accordance with the terms of the Indenture will continue to be payable in cash and (C) the Daily VWAP (as defined in the Indenture) will be calculated (in a manner determined by Semler in good faith) based on the value of a share of Strive Common Stock. As described in Item 2.01 below, upon the completion of the Merger, each then-outstanding share of Semler Common Stock was converted into the right to receive 21.05 shares of Strive Common Stock, resulting in an adjusted initial Conversion Rate of 275.3887 shares of Strive Common Stock per $1,000 principal amount of Notes. In addition, the Supplemental Indenture provides for a guarantee of the Notes by Strive. As of the date hereof, $100.0 million aggregate principal amount of Notes remains outstanding.

As amended by the terms of the Supplemental Indenture, the Notes are general senior, unsecured obligations of Semler Scientific, guaranteed by Strive, and will mature on August 1, 2030, unless earlier converted, redeemed or repurchased. The Notes bear interest at a rate of 4.25% per year, payable semiannually in arrears on February 1 and August 1 of each year. The Notes are convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding May 1, 2030, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2025 (and only during such calendar quarter), if the last reported sale price of Strive Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day; (2) during the five business day period after any 10 consecutive trading day period, or the measurement period, in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Strive Common Stock and the conversion rate for the Notes on each such trading day; (3) if Semler Scientific calls such Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after May 1, 2030 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes at any time, regardless of the foregoing circumstances. Upon conversion, Semler Scientific may satisfy its conversion obligation by paying and/or delivering, as the case may be, cash, shares of Strive Common Stock or a combination of cash and shares of Strive Common Stock, at Semler Scientific’s election, in the manner and subject to the terms and conditions provided in the Indenture.

The conversion rate for the Notes is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if Semler Scientific delivers a notice of redemption in respect of the Notes, Semler Scientific will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period (as defined in the Indenture), as the case may be. Giving effect to the terms of the Supplemental Indenture, 34,423,480 shares of Strive Common Stock were initially issuable upon conversion of the Notes, based on the initial maximum conversion rate of 344.2348 shares of Strive Common Stock per $1,000 principal amount of Notes.

Semler Scientific may not redeem the Notes prior to August 4, 2028. Semler Scientific may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation described in the Indenture), at its option, on or after August 4, 2028 and prior to the 21st scheduled trading day immediately preceding the maturity date, if the last reported sale price of Strive Common Stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Semler Scientific provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If Strive undergoes a fundamental change (as defined in the Indenture), then, subject to certain conditions and except as set forth in the Indenture, holders may require, subject to certain exceptions, Semler Scientific to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

As amended by the terms of the Supplemental Indenture, the Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving Strive or Semler Scientific after which the Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:

·	default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;
·	default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
·	failure by Semler Scientific to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for three business days;
·	failure by Semler Scientific to give (i) a fundamental change notice or notice of a make-whole fundamental change, in either case when due and such failure continues for five business days, or (ii) notice of a specified corporate transaction when due and such failure continues for one business day;
·	failure by Semler Scientific to comply with its obligations in respect of any consolidation, merger or sale of assets;
·	failure by Semler Scientific to comply with any of Semler Scientific’s other agreements in the Notes or the Indenture for 60 days after written notice of such failure from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding;
·	default by Strive, Semler Scientific or either of their significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $15.0 million (or its foreign currency equivalent), in the aggregate of Strive, Semler and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to Strive and Semler by the trustee or to Strive and Semler and the trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; and
·	certain events of bankruptcy, insolvency or reorganization of Strive or Semler or any of their significant subsidiaries.

If certain bankruptcy and insolvency-related events of default occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes shall automatically become due and payable. If an event of default with respect to the Notes, other than certain bankruptcy and insolvency-related events of default, occurs and is continuing, the trustee by written notice to Semler Scientific or the holders of at least 25% in principal amount of the outstanding Notes by written notice to Semler Scientific and the trustee, may, declare the principal of, and accrued and unpaid interest on, all of the outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent Semler Scientific so elects, the sole remedy for an event of default relating to certain failures by Semler Scientific to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such event of default, consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day that such event of default is continuing during the first 180 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the Notes outstanding from the 181st day to, and including, the 365th day following the occurrence of such event of default, as long as such event of default is continuing (in addition to any additional interest that may accrue as a result of certain defaults (as set forth in the Indenture).

The Indenture provides that Semler Scientific shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of Semler Scientific and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of Semler Scientific’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not Semler Scientific) is a “qualified successor entity” (as defined in the Indenture), or the successor entity, organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such successor entity (if not Semler Scientific) expressly assumes by supplemental indenture all of Semler Scientific’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

The foregoing description of the Supplemental Indenture and Indenture are qualified in their entirety by reference to the Supplemental Indenture and Indenture, copies of which are filed as Exhibit 4.1 hereto and Exhibit 4.1 to the current report on Form 8-K filed with the SEC on January 28, 2025, respectively, and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the completion of the Merger, Semler Scientific and Cantor Fitzgerald & Co., Barclays Capital Inc., Canaccord Genuity LLC, Needham & Company, LLC, Craig-Hallum Capital Group LLC and Lake Street Capital Markets, LLC, or the Agents, entered into a letter agreement terminating the Controlled Equity OfferingSM Sales Agreement, dated April 15, 2025, by and among Semler Scientific and the Agents, or the Sales Agreement, effective immediately. As a result of the termination of the Sales Agreement, Semler Scientific will no longer offer or sell any shares of Semler Common Stock under the Sales Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

At the Effective Time, on the terms and subject to the conditions set forth in the Merger Agreement, each share of Semler Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by Semler Scientific as treasury stock or owned by Strive, Merger Sub or any of their respective subsidiaries immediately prior to the Effective Time, which were cancelled without consideration), was converted into the right to receive 21.05 shares of Strive Common Stock, subject to cash paid in lieu of fractional shares, without interest.

At the Effective Time, each outstanding option to purchase shares of Semler Scientific common stock, whether vested or unvested, was converted into an option to purchase a number of shares of Strive Class A common stock based on the exchange ratio on same terms and conditions as applied to such Semler Scientific option prior to the Effective Time, including with respect to vesting and exercisability, except that (i) if the holder was a non-employee director whose service continued through the date of the closing of the Merger, or (ii) if the holder’s employment or service is terminated without cause at or during the six months immediately following the Effective Time, the vesting of the unvested portion of the converted option immediately accelerated as of the Effective Time or will accelerated as of the date of such termination of employment, as applicable.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the Amendment, which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this current report on Form 8-K and are incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 16, 2026, in connection with the consummation of the Merger, Semler Scientific notified the Nasdaq Capital Market, or Nasdaq, of the consummation of the Merger and requested that Nasdaq cease trading of Semler Scientific common stock on Nasdaq and suspend the listing of Semler Scientific common stock, which is expected to be effective before markets open on January 20, 2026, and file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist the Semler Scientific common stock from Nasdaq and deregister the Semler Scientific common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Semler Scientific also intends to file with the SEC a Form 15 with respect to its common stock requesting that its common stock be deregistered under Section 12(g) of the Exchange Act and that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

The information set forth in Item 2.01 of this current report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 of this current report on Form 8-K is incorporated herein by reference..

Item 5.01 Change in Control of Registrant.

As a result of the Merger, at the Effective Time, a change in control of Semler Scientific occurred, and Semler Scientific ceased to exist as a separate corporate entity, and is continuing as a wholly owned subsidiary of Strive.

The information set forth in Items 2.01, 3.01, 5.02 and 5.03 of this current report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, the directors of Merger Sub immediately prior to the Effective Time became the directors of the surviving corporation and the officers of Merger Sub immediately prior to the Effective Time became the officers of the surviving corporation, in each case until their respective successors are duly elected or appointed and qualified in accordance with applicable law. Accordingly, Messrs. Eric Semler, William Chang, and Daniel Messina, Ms. Natalie Brunell, and Dr. Douglas Murphy-Chutorian ceased to be members of the board of directors of Semler Scientific and Matthew Cole became the director of Semler Scientific. In addition, Dr. Douglas Murphy-Chutorian ceased to be an officer of Semler Scientific and Matthew Cole and Brian Logan Beirne became the officers of Semler Scientific.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation and Bylaws of Semler Scientific were amended and restated in their entirety to be in the form of the certificate of incorporation and Bylaws, respectively, of Merger Sub, except that the name of the surviving corporation reflected therein shall be “Semler Scientific, Inc.”. Copies of the amended and restated certificate of incorporation and bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this current report on Form 8-K and are incorporated herein by reference. The information set forth in Item 2.01 of this current report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 22, 2025, by and between Strive, Inc. and Semler Scientific, Inc. (incorporated by reference to Annex A to the definitive information statement/proxy statement/prospectus filed December 5, 2025)
2.2	Amendment to the Merger Agreement, dated as of December 3, 2025, to that certain Agreement and Plan of Merger, dated as of September 22, 2025, by and among Strive, Inc., Strive Merger Sub, Inc., and Semler Scientific, Inc. by and among Strive, Inc., Strive Merger Sub, Inc., and Semler Scientific, Inc. (incorporated by reference to Annex B to the to the definitive information statement/proxy statement/prospectus filed December 5, 2025).
3.1	Amended and restated certificate of incorporation of Semler Scientific, Inc. (incorporated by reference to Annex C to the to the definitive information statement/proxy statement/prospectus filed December 5, 2025).
3.2	Amended and restated bylaws of Semler Scientific, Inc.
4.1	Supplemental Indenture, dated as of January 16, 2026, by and among Semler Scientific, Inc., Strive, Inc., as guarantor and U.S. Trust Company, National Association, as Trustee.
104	The cover page from this current report on Form 8-K, formatted in Inline XBRL

*       The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Semler Scientific agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

Date: January 16, 2026	By:	/s/ Brian Logan Beirne
Name: Brian Logan Beirne
Title: Secretary